Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form 10-K of HarborView
Mortgage Loan Trust 2006-1, Mortgage Loan Pass-Through Certificates, Series 2006-1
comprising part of the Registration Statement (No. 333-127352), of our report dated
March 29, 2007 relating to the consolidated financial statements of Financial Security
Assurance Inc. and Subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, which appears as an exhibit to the
Annual Report on Form 10-K of Financial Security Assurance Holdings Ltd. for the
year ended December 31, 2006.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 2, 2007